EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
PASSUR Aerospace, Inc. and Subsidiary

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-161791 and 333-156657) of PASSUR Aerospace, Inc. and Subsidiary of our report dated January 31, 2011, relating to the consolidated financial statements which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
-----------------
Melville, New York
January 31, 2011